Exhibit 10.1

FIRST AMENDMENT

This First Amendment (the “Amendment”) is dated as of July 31, 2006 (the “Effective Date”), is between IGT (“IGT”) and Shuffle Master Inc.(“SMI”), and is an amendment to: i) that certain agreement between IGT and SMI, dated as of April 28, 2006 (the “April Agreement”); and ii) that certain agreement between IGT and SMI, dated as of June 13, 2005 (the “Patent Purchase Agreement”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend each of the April Agreement and the Patent Purchase Agreement as follows.

1.                                       Paragraph 1 (except for the second to last sentence thereof) of the April Agreement is hereby deleted in its entirety and, as of the Effective Date, shall be of no further force and effect.  All monies owed, if any, to IGT by SMI from prior to the Effective Date shall be paid to IGT within 10 days of the receipt thereof.

2.                                       It is agreed that the $3,000,000 paid by IGT pursuant to paragraph 2 of the April Agreement, along with the payment of the sum of $4,500,000 (the “New Money”), shall each be non-refundable, and apply to, cover and constitute the full purchase price for, as of the Effective Date, SMI selling to IGT and IGT purchasing 100% of SMI’s current 50% ownership in the Enpat Patents.  The term “Enpat Patents” shall be as defined as in the Patent Purchase Agreement.  IGT agrees, within ten (10) days of the Effective Date, to pay SMI the New Money.  The New Money shall be non-refundable.  Upon SMI’s receipt of the New Money, all of IGT’s obligations with respect to the Future Payment (as that term is defined in the Patent Purchase Agreement) shall be deemed fully satisfied.  In addition, as of the Effective Date, SMI hereby assigns to IGT and IGT shall receive 100% of any Royalties (as that term is defined in the Patent Purchase Agreement), which are earned after the Effective Date, resulting from the Enpat Patents, until IGT has earned, subsequent to the Effective Date, a total of $17,400,000 in gross Royalties; thereafter, IGT shall pay SMI 17½ % of any gross Royalties in excess of $17,400,000 which IGT earns subsequent to the Effective Date from the Enpat Patents.

3.                                       Accordingly, as of the Effective Date and as a result of this Amendment, IGT shall own 100% of the Enpat Patents including all right, title and interest in the Enpat Patents and including the right to sue for past infringement.  SMI hereby represents and warrants that, immediately prior to the Effective Date, it owns 50% of the Enpat Patents.  IGT hereby represents and warrants that it has not transferred or assigned any interest in the Enpat Patents which it acquired from SMI under the Patent Purchase Agreement.   Furthermore, as of the Effective Date and as a result of this Amendment, the Patent Purchase Agreement is hereby also deemed amended and modified to be consistent with, as of the Effective Date, IGT’s ownership of 100% of the Enpat Patents and Shuffle Master’s ownership of 0% of the Enpat Patents, including, without limitation, the following:

a)  SMI no longer shall have any joint ownership interest in the Enpat Patents and accordingly the applicable provisions of paragraph 3.1 of the Patent Purchase Agreement are hereby modified to be consistent herewith;

b)  SMI no longer shall have any rights under or license to the Enpat Patents and accordingly the applicable provisions of paragraph 3.2 of the Patent Purchase Agreement are hereby modified to be consistent herewith;

c)  SMI no longer shall have any approval rights with respect to the licensing of the Enpat Patents and accordingly the applicable provisions of paragraph 3.3 of the Patent Purchase Agreement are hereby modified to be consistent herewith;

d)  SMI no longer shall have any approval rights with respect to any assignment or other transfer of the Enpat Patents, and accordingly the applicable provisions of paragraph 3.4 of the Patent Purchase Agreement are hereby modified to be consistent herewith;

e)  Paragraph 2 of this Amendment is hereby deemed to modify and amend the provisions of paragraph 6.1 of the Patent Purchase Agreement with respect to how SMI shall share in any Royalties with respect to the Enpat Patents;

f)  SMI shall instruct any licensees of the Enpat Patents, as of the Effective Date, to submit all Royalties that may be due, as well as any reports concerning such Royalties, directly to IGT and, accordingly, the applicable provisions of paragraph 6.4 of the Patent Purchase Agreement are hereby modified to be consistent herewith;

g)  SMI shall be relieved of its obligations under paragraph 6.6 of the Patent Purchase Agreement, as any of same relate to the Enpat Patents for all Royalties due after the Effective Date;

h)  SMI shall, within 30 days of the Effective Date, turn over to IGT all patent prosecution files in its possession related to the Enpat Patents and shall be relieved of any of its obligations under paragraph 8.1 with respect to the Enpat Patents and, accordingly, the applicable provisions of paragraph 8.1 of the Patent Purchase Agreement are hereby modified to be consistent herewith;

i)  SMI no longer shall have any right to enforce the Enpat Patents and, accordingly, the applicable provisions of paragraph 8.3 of the Patent Purchase Agreement are hereby modified to be consistent herewith; and

j)  SMI no longer shall have any right to approve any settlement offer with respect to the Enpat Patents and, accordingly, the applicable provisions of paragraph 8.4 of the Patent Purchase Agreement are hereby modified to be consistent herewith.

4.                                       SMI hereby informs IGT that, prior to the Effective Date, Mr. John Kendall contacted SMI, indicating a desire to obtain a sublicense from GPIC to the Enpat Patents.  SMI referred Mr. Kendall to GPIC.

5.                                       SMI hereby represent and warrants that it is not aware, without any duty of inquiry or investigation, of any facts or information that would materially adversely affect the Enpat Patents, or their value including potential Royalties, other than any facts or information, if any, that has already been disclosed to IGT.

6.                                       SMI and IGT each hereby agree to do such additional acts and execute such additional assignments and documents as are consistent with this Amendment, and in order to fully implement the intent of this Amendment.

7.                                       This Amendment, along with the applicable provisions of the April Agreement and the Patent Purchase Agreement, constitute the entire agreement and understanding of the parties with respect to the Enpat Patents and supersede, except for the applicable provisions of the April Agreement and the Patent Purchase Agreement, all prior agreements, understandings, negotiations and discussions between the parties with respect to the Enpat Patents.

8.                                       In the event of any conflict or inconsistency between either the terms of this Amendment and the terms of the April Agreement, or the terms of this Amendment and the terms of the Patent Purchase Agreement, then, in each case, the terms of this Amendment shall apply and control.

9.                                       Without limiting the applicability of any other representations or warranties, if any, SMI represents and warrants that Section 9.2 of the Patent Purchase Agreement, as it related and applies to the Enpat Patents, is still true as of the Effective Date of this Agreement and remains effective.

Except as expressly amended and modified hereby, the April Agreement shall remain in full force and effect pursuant to each of its terms and conditions, as modified by this Amendment, and the parties hereby ratify and confirm same. Any reference, after the Effective Date, to the April Agreement shall mean, collectively, both the initial April Agreement and this Amendment.

Except as expressly modified or amended hereby, the Patent Purchase Agreement shall remain in full force and effect, pursuant to each of its terms and conditions, as modified by this Amendment, and the parties hereby ratify and confirm same.  Any reference, after the Effective Date, to the Patent Purchase Agreement shall mean, collectively, both the initial Patent Purchase Agreement and this Amendment.

Both SMI and IGT, by each’s duly authorized signature below, agree to this Amendment and all the terms and conditions herein.

The parties agree that faxed documents or emailed (PDFs) shall have the same force and effect as originals.  If faxed or emailed copies of signatures are used, the parties agree to execute and exchange duplicate originals within five (5) days.

IGT		SHUFFLE MASTER, INC.

Signed:	/s/ Rich Pennington	Signed:	/s/ Paul Meyer

Printed Name: Rich Pennington		Printed Name: Paul Meyer
Title: EVP Corporate Strategy		Title: President and COO